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                                                                   EXHIBIT 12.3


                             PACCAR AND SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Thousands of Dollars)


                                                                                          Nine Months Ended
                                                                                            September 30
                                                                                      1999                    1998
                                                                             -------------------------------------
FIXED CHARGES
   Interest expense -
     PACCAR and subsidiaries (1)                                             $     136,515             $   121,705
   Portion of rentals deemed interest                                               13,312                  10,915
                                                                             -------------------------------------

TOTAL FIXED CHARGES                                                          $     149,827             $   132,620
                                                                             =====================================

EARNINGS
   Income before taxes -
     PACCAR and subsidiaries                                                 $     634,400             $   473,135
   Fixed charges                                                                   149,827                 132,620
                                                                             -------------------------------------

EARNINGS AS DEFINED                                                          $     784,227             $   605,755
                                                                             =====================================

RATIO OF EARNINGS TO FIXED CHARGES                                                   5.23x                   4.57x


(1) Exclusive of interest, if any, paid to PACCAR.